SERVICEMASTER EMPLOYEE SHARE
                        PURCHASE PLAN INTERNATIONAL TRUST

                          SERVICEMASTER EMPLOYEE SHARE
                        PURCHASE PLAN INTERNATIONAL TRUST


                                TABLE OF CONTENTS



                                                                                                              Page


ARTICLE 1.........................................................................................................1
Introduction......................................................................................................1
         1.1  Name and Grantor....................................................................................1
         1.2  Purpose.............................................................................................2
         1.3  Trust Beneficiaries.................................................................................2

ARTICLE 2.........................................................................................................2
Management, Control and Investment of Trust Fund
         Assets...................................................................................................2
         2.1 The Trust Fund.......................................................................................2
         2.2 Irrevocability.......................................................................................3
         2.3 Investment Guidelines and Investment of
             Principal and Accumulated Income.....................................................................3
         2.4 Exercise of Trustee's Duties.........................................................................3
         2.5 Disposition of Income................................................................................3
         2.6 General Powers.......................................................................................3
         2.7 Purchases of Limited Partnership Units of the
             Company..............................................................................................5

ARTICLE 3.........................................................................................................5
Separate Beneficiary Accounts.....................................................................................5

ARTICLE 4.........................................................................................................6
Distribution of Trust Assets......................................................................................6
         4.1 Distribution of Payments.............................................................................6
         4.2 Reversion to the Company.............................................................................7
         4.3 Insolvency...........................................................................................7
         4.4 Benefits May Not Be Assigned or Alienated............................................................7

ARTICLE 5.........................................................................................................8
Tax Matters.......................................................................................................8
          5.1 Nature of Trust.....................................................................................8
          5.2 Federal and State Reporting Requirements With
              Respect to Distributions to Trust
              Beneficiaries.......................................................................................8
         5.3 Taxation Prior to Receipt............................................................................8


                                        i
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                                            TABLE OF CONTENTS (Cont'd)
                                            -----------------



                                                                                                              Page

ARTICLE 6.........................................................................................................9
Compensation, Expenses and Liability..............................................................................9
         6.1 Compensation and Expenses............................................................................9
         6.2 Liability of Trustee.................................................................................9
         6.3 Indemnification......................................................................................9

ARTICLE 7.........................................................................................................9
Changes of Trustee................................................................................................9
         7.1 Resignation and Removal of Trustee...................................................................9
         7.2 Appointment of Successor Trustee.....................................................................9
         7.3 Duties of Resigned or Removed Trustee and of
             Successor Trustee...................................................................................10
         7.4 Reports; Approval of Accounts.......................................................................10

ARTICLE 8........................................................................................................10
Amendment, Revocation and Termination............................................................................10
         8.1 Amendment and Revocation............................................................................10
         8.2 Termination of ESPP.................................................................................11
         8.3 Termination of Trust................................................................................11

ARTICLE 9........................................................................................................11
Miscellaneous....................................................................................................11
         9.1 Persons Dealing with Trustee Evidence...............................................................11
         9.2 Evidence............................................................................................11
         9.3 Notice and Waiver of Notice.........................................................................11
         9.4 Counterparts........................................................................................11
         9.5 Words of Gender.....................................................................................11
         9.6 Governing Law.......................................................................................11
         9.7 Successors, Etc.....................................................................................11
         9.8 Severability........................................................................................12
         9.9 Action by Company...................................................................................12

                                       ii
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                          SERVICEMASTER EMPLOYEE SHARE
                        PURCHASE PLAN INTERNATIONAL TRUST



     This Agreement is made as of the 1st day of January, 1992, (the "Effective Date"), by and between ServiceMaster Limited Partnership, a Delaware limited partnership or its subsidiaries (the "Company") and Gary-Wheaton Bank or its affiliates, an Illinois banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:


                   WHEREAS, the Company maintains the ServiceMaster Employee Share Purchase Plan (the "ESPP") for the benefit of its employees and the employees of the other members of its controlled group (as described in Section 414(b) and 414(c) of the Internal Revenue Code or 1986 (the "Code")) of which the Company is a member ("Controlled Group") and who have elected to participate in the ESPP; and

                   WHEREAS, ServiceMaster Limited, a U.K. subsidiary of the Company became a participating employer in the ESPP effective as of July 1, 1991 and other international members of the Controlled Group may participate in the ESPP in the future ("international employers"); and

                   WHEREAS,  the Company  desires to  establish  and  maintain a
trust  (the  "Trust")  as  an  alternative   means  for  the  employees  of  the
international employers to participate in the ESPP.

                   NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                    ARTICLE 1

                                  Introduction

                   1.1 Name and Grantor. This Trust Agreement and Trust hereby evidenced shall be known as the "ServiceMaster Employee Share Purchase Plan International Trust." The grantor of the Trust shall be the individual employees of the Company who have contributions made to the Trust on their behalf pursuant to the ESPP.

                  1.2 Purpose. The Trust has been established by the Company for the purpose of holding the ESPP assets attributable to the employees of the international employers, including but not limited to ServiceMaster Limited, who participate in the ESPP and have directed the Company to make contributions to the Trust on their behalf pursuant to the terms of the ESPP. A distribution under the Trust to any Trust Beneficiary shall, for purposes of the ESPP, be deemed a distribution by the Company to such Trust Beneficiary. Notwithstanding the preceding, under circumstances described more fully in Section 4.3, the assets of the Trust shall be applied in partial or total satisfaction of claims of creditors of the Company in the event of the insolvency of the Company.

                   1.3 Trust Beneficiaries. Each employee of an international employer who is participating in the ESPP and on whose behalf a contribution has been made to the Trust and each other person (including any "Beneficiary") who may become entitled to Payments under such ESPP shall be a Trust Beneficiary under this Trust Agreement.

                                    ARTICLE 2

             Management, Control and Investment of Trust Fund Assets

         2.1          The Trust Fund.
                      --------------

          (a) As used in this section 2.1 and elsewhere in this Trust Agreement, the term "Trust Fund" means, as of any date, all property of every kind then held by the Trustee under this Trust Agreement.

          (b) Subject to the claims of its creditors, the Company may at anytime or from time to time make deposits of cash or other property with the Trustee, which amounts shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

          (c) The principal of the Trust Fund and earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth.

          (d) Neither any Trust Beneficiary, nor the ESPP, shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust Fund prior to the time such assets are distributed to such Trust Beneficiary as Payments as provided in Article 4, and all rights created under the ESPP and this Trust Agreement shall be mere unsecured contractual rights of the particular Trust Beneficiaries against the Company and are no greater than the rights of the other general unsecured creditors of the Company.

                   2.2      Irrevocability. The Trust shall be irrevocable.
                            --------------

                   2.3 Investment Guidelines and Investment of Principal and Accumulated Income. Unless the Trustee is otherwise directed by the Company, the Trustee shall invest the Trust Fund in accordance with the terms and conditions of the ESPP.

                   2.4 Exercise of Trustee's Duties. The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Notwithstanding the foregoing, however, the Trustee shall incur no liability to anyone for any action taken with respect to investments within the contemplation of this Trust Agreement pursuant to Section
2.3 or pursuant to a written direction given by the Company and to that extent shall be relieved of the Prudent Man Rule for investments.

                   2.5 Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested subject to the distribution provisions of Article 4 and Article 5.

                   2.6 General Powers. Subject to the provisions of sections 2.3 and 2.4, the Trustee shall have the following powers, rights and duties with respect to the Trust Fund in addition to those provided elsewhere in this Trust Agreement or by law:

(a) In accordance with the intent of the ESPP that funds be invested primarily in limited partnership units of the Company, to invest and reinvest all assets of the Trust Fund in limited partnership units of the Company;

(b) except as otherwise provided in subsection (a) above, to invest and reinvest part or all of the Trust Fundin any real or personal property;

(c) to receive and hold all contributions paid to it under the ESPP except that the Trustee shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the ESPP;

(d) to deposit and invest any part or all of the Trust Fund in any common trust fund or other collective investment fund maintained by the Trustee for trust investment purposes;

(e) to sell, contract to sell, convey, exchange, transfer and otherwise deal with all assets in the Trust Fund in such manner, for such considerations, and on such terms and conditions as the Trustee shall decide;

(f) to retain in cash (pending investment, reinvestment or distribution of Payments) any reasonable portion of the Trust Fund and to deposit cash in any depository, including the banking department of the bank acting as Trustee;

(g) to compromise, contest, arbitrate, settle or abandon claims and demands with respect to the Trust Fund;

(h) to begin, maintain or defend any litigation necessary in connection with the administration of the Trust;

(i) to have all rights of an individual owner with respect to assets in the Trust Fund, including the power to give proxies, to vote stocks or limited partnership shares, to join in or oppose (along or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, recapitalization or liquidations, and to exercise or sell stock or a limited partnership share subscription or conversion rights;

(j) to hold securities or other property in the name of the Trustee or any nominee or nominees of the Trustee, or in such other form as the Trustee shall determine, including corporate depositories, with or without disclosing the Trust relationship, provided that the records of the Trustee shall indicate the actual ownership of such securities or other property;

(k) to participate in and use a book-entry system for the deposit and transfer of securities;

(l) to retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

(m) to employ agents, attorneys, investment counsel, accountants or other persons for such purposes as the Trustee considers desirable in connection with the administration of the Trust;

(n) to furnish the Company with such information in the Trustee's possession as the Company may need for tax or other purposes; and

(o) to perform any and all other acts which are, in the Trustee's judgment, necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust fund in accordance with the terms of this Trust Agreement.

                  2.7 Purchases of Limited Partnership-Units of the Company. The Trustee may purchase limited partnership units of the Company ("shares") on the open market, by private purchase, from the Company or otherwise. Pursuant to the terms of the ESPP, in the event shares are purchased in a private purchase, the purchase price shall be no higher than the then prevailing market price on the New York Stock Exchange at the time of purchase. In the event of purchase from the Company, the purchase price will be the closing price for the shares on the New York Stock Exchange on the date of purchase.


                                    ARTICLE 3

                          Separate Beneficiary Accounts

                  The Company shall maintain separate bookkeeping accounts with respect to each Trust Beneficiary and shall have the responsibility for doing the necessary accounting and maintaining the necessary records to determine the value of each Trust Beneficiary's account as of any given valuation date and the number of shares and cash held on his behalf . The accounts of the respective Trust Beneficiaries hereunder shall correspond to their respective accounts under the ESPP, and the Company's obligation to make investments with respect to each Trust Beneficiary account under the ESPP shall be discharged by the investment of each such Trust's Beneficiary account hereunder. It is also intended that the sum of the accounts of all the Trust Beneficiaries hereunder shall equal the value of the Trust Fund as of any periodic valuation date as agreed upon by the parties.

                                    ARTICLE 4

                          Distribution of Trust Assets

                   4.1 Distribution of Payments. Subject to section 4.3 and the other provisions of this Article and subject to the provisions of Article 5, the Trustee shall distribute all or any portion of Trust Beneficiary's interest hereunder as directed by the Company ("Payments") provided that:

                   (a) The Trustee shall make distributions of Payments to the Trust Beneficiaries from the assets of the Trust Fund, if and to the extent such assets are available therefor, as directed by the Company in accordance with the provisions of the ESPP, and such distribution may be in the form of cash or shares or a combination thereof, as directed by the Company.

                   (b) If acting pursuant to a direction given by the Company, the Trustee shall have no responsibility to inquire as to whether the payee Trust Beneficiary is entitled to any distribution, or as to whether a distribution is proper, and shall have no liability for a distribution made in good faith without actual notice or knowledge of the changed condition or status of the payee Trust Beneficiary.

(c) If any check for any distribution directed by the Company to be made from the Trust Fund was mailed by the Trustee, by regular United States mail, to the last address of the Trust Beneficiary furnished by the Company to the Trustee and is returned unclaimed, the Trustee shall notify the Company of that fact and ' shall redirect the distribution as directed by the Company. The Trustee shall not be required to search for or locate a Trust Beneficiary.

                   (d) The Trustee may reserve such reasonable amount from any distribution as it shall deem necessary to pay any estate, inheritance, income or other tax, charge or assessment attributable to any distribution or may require such release or other document from any taxing authority and such indemnity from the Trust Beneficiary as the Trustee shall deem necessary for its protection.

                   4.2  Reversion to the Company.  Subject to the  provisions of section 4.3, the Company shall not have any right or power to direct the Trustee to return to the Company or to divert to others any of the Trust Fund assets before all distributions of Payments have been made to each Trust Beneficiary.

                   4.3 Insolvency. If at any time during the existence of this Trust the Trustee receives written notice certified by the Board of Directors of the Managing General Partner of the Company or a notice or order from a court of competent jurisdiction that the Company has become insolvent as defined under bankruptcy laws of any applicable jurisdiction, the Trustee shall immediately suspend the payment of all benefits from the Trust Fund and shall thereafter hold the Trust Fund in suspense until it receives a court order directing the disposition of the Trust Fund or until it receives written notice from the Company certified by the Board of Directors of the Managing General Partner that the Company has regained solvency. During the period of suspension of the Trust Fund, to the extent permitted by law, the Trustee may continue to pay out of the Trust Fund reasonable and necessary expenses of the Trust Fund, including fees of the Trustee, fees of any agents hired by the Trustee or the Company on behalf of the Trust Fund, and taxes. The Company shall be obligated to give the Trustee prompt written notice of an event of insolvency (or bankruptcy), and the Trustee shall be entitled to rely thereon and to pay all benefits in the absence of notice of insolvency as set forth herein. Notwithstanding the foregoing, the Trustee may in its sole discretion rely on any facts which constitute actual notice of the Company's insolvency. After the Trustee receives notice of Company solvency, which is certified by the Board of Directors of the Managing General Partner, the Trustee shall resume all its duties and responsibilities under this Agreement until and unless it again receives notice of the Company's insolvency. In the case of any individual who, at the time of a suspension of payment of benefits was receiving or who during the period of suspension became entitled to receive benefits, the Trustee may at the direction of the Company make such additional payments as required to compensate for the period of time during which payments were suspended.

                  4.4   Benefits May Not Be Assigned or Alienated. The interests
                        -----------------------------------------
of a Trust Beneficiary under the Trust shall not be voluntarily or involuntarily assigned, alienated or encumbered.

                                    ARTICLE 5

                                   Tax Matters

                   5.1 Nature of Trust. This Trust Agreement is intended to constitute a grantor trust, as described in Section 671 of the Internal Revenue Code of 1986, as amended (the "Code") (and corresponding provisions of successor income tax laws) and shall be construed accordingly. The Trust is established for the benefit of the Trust Beneficiaries. However, neither the Trust Beneficiaries nor any future designated beneficiary of the Trust Beneficiaries shall have any right or security interest in any specific asset of the Trust, it being understood that the assets of the Trust shall be available for the claims of creditors of the Company in the event of bankruptcy or insolvency.

                  5.2 Federal and State Reporting Requirements With Respect to Distributions to Trust Beneficiaries. The Trustee shall withhold Federal, state and local taxes which are assessable on amounts paid to a Trust Beneficiary at such rate as may be determined by the Company. The Company's determination of the amount of withholding, either as the appropriate rate under applicable laws, or such larger amounts as may be requested by the Trust Beneficiary, shall be conclusive and may be relied on by the Trustee. The Trustee shall transmit the amount withheld to the Company, who shall transmit the amount withheld to the applicable taxing authority. The Trustee shall furnish to the Company, which shall transmit to the Trust Beneficiary all withholding and benefit payment information as soon as practicable after the end of each calendar year. The Company shall provide the Trustee with all necessary information in order for the Trustee to comply with this paragraph 5.2

                   5.3 Taxation Prior to Receipt. If the Company determines, based on evidence submitted to it by the Trust Beneficiary or any other reliable source, that the Trust Beneficiary is subject to Federal income taxation on any amounts held in the Trust for his benefit in a calendar year prior to the calendar year in which he would otherwise receive such benefits, the Company shall, at the written request of the Trust Beneficiary, notify the Trustee thereof, and the Company shall direct the Trustee to distribute the amount of the benefits determined to be taxable to the Trust Beneficiary as soon as practicable.

                                    ARTICLE 6

                      Compensation, Expenses and Liability

                   6.1 Compensation and Expenses. All reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Trust, including such reasonable compensation of the Trustee as may be agreed upon from time to time between the Company and the Trustee, shall be paid from the Trust Fund unless paid or advanced by the Company. The Trustee shall also pay such expenses in connection with the administration of the ESPP as may be directed by the Company and shall be fully protected in making such payments pursuant to directions of the Company.

                   6.2 Liability of Trustee. The Trustee shall not be liable for any act or failure to act under this Trust Agreement unless such action or failure to act was negligent, in bad faith or willful misconduct. In no event shall the Trustee be liable as a result of an investment decision made in accordance with a written request of the Company.

                   6.3 Indemnification. To the extent permitted by law and except as provided in paragraph 6.2, the Company hereby agrees to indemnify the Trustee for, and hold it harmless against, and defend it against any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees) of whatsoever kind and nature which may be imposed on, incurred by or asserted against 'it at any time by reason of carrying out in good faith the responsibilities delegated to or directions given it under this Trust Agreement, or by reason of any act or failure to act under this Trust Agreement, except that no indemnification shall be made for any liability arising out of the Trustee's negligence, bad faith or willful misconduct.


                                    ARTICLE 7

                               Changes of Trustee

7.1 Resignation and Removal of Trustee. The Trustee may resign at any time by giving thirty days' advance written notice to the Company and the Company may remove a Trustee (or any successor Trustee) by giving thirty days' advance written notice to the Trustee (or any successor Trustee).

                   7.2 Appointment of Successor Trustee. In the event of the
                       --------------------------------
resignation or removal of the Trustee, a successor Trustee shall be appointed by the Company as soon as possible.

                   7.3 Duties of Resigned or Removed Trustee and of Successor Trustee. If the Trustee resigns or is removed, such resigned or removed Trustee shall promptly transfer and deliver the Trust Fund to the successor Trustee. Within 120 days, the resigned or removed Trustee shall furnish to the Company and the successor Trustee an account of the administration of the Trust from the date of the last account with respect to the resigned or removed Trustee (showing all receipts, disbursements, distributions and other transactions and all investments and the values thereof) and any records or reports which the resigned or removed Trustee may possess which the Company may require to administer the ESPP. Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor without the signing or filing of any further instrument, but any resigned or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee. Each successor Trustee shall have all the powers, rights and duties conferred by this Trust Agreement as if originally named as Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

7.4 Reports: Approval of Accounts. The Trustee shall periodically furnish to the Company written reports showing all investments of the Trust Fund and its value and all receipts, disbursements, distributions and other transactions that have occurred during the reporting period and other relevant information with respect to the Trust Fund. All accounts, books and records with respect to the Trust Fund shall be open to inspection and audit at all reasonable times by representatives of the Company. The account of the Trustee may be approved by any Company by written notice delivered to the Trustee or by failure to object to the account by written notice delivered to the Trustee within twelve months of the date upon which the account was delivered to the Company. The approval of an account shall constitute a full and complete discharge of the Trust by the Company as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Company and the Trustee were parties. In no event shall the Trustee be precluded from having its accounts settled by judicial proceeding.


                                    ARTICLE 8

                      Amendment, Revocation and Termination

                   8.1 Amendment and Revocation. This Trust Agreement may be amended from time to time by the Company, except to make the Trust revocable or to alter section 8.3 of this Article.

                   8.2 Termination of ESPP. If the ESPP is terminated, all of the provisions of the Trust evidenced by this Trust Agreement, as applied to the ESPP, nevertheless shall continue in effect until the entire Trust Fund has been distributed by the Trustee.

                   8.3 Termination of Trust. The trust shall not terminate until the date on which no Trust Beneficiary is entitled to any additional Payments.


                                    ARTICLE 9

                                  Miscellaneous

                   9.1 Persons Dealing with Trustee. No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted under this Trust Agreement.

                   9.2 Evidence. Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

                  9.3 Notice and Wavier of Notice. Any notice or document required to be filed under this Trust Agreement will be property filed if delivered or mailed by registered mail, postage prepaid, and: (i) if to the Company, in care of the Secretary at the Company's principal business office and
(ii) if to the Trustee, at its principal business office. Any notice required under this Trust Agreement may be waived by the person entitled thereto.
                   9.4 Counterparts. This Trust Agreement may be executed in any number of counterparts each of which shall be deemed an original, and no other counterpart need be produced.

                   9.5 Words of Gender. Words of the masculine gender may, and where necessary shall, be construed as denoting the feminine gender.

                  9.6 Governing Law. This Trust Agreement shall be construed and administered according to the laws of the State of Illinois.

                  9.7 Successors. The provisions of this Trust Agreement shall be binding on and inure to the benefit of the Trustee and any successor Trustee and upon the Company and any successor of the Company which shall acquire directly or indirectly by merger, consolidation, purchase or otherwise all or substantially all of the assets, business or stock of the Company.

                  9.8 Severability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

                  9.9 Action by Company. Any action taken by the Company in accordance with the terms of this Trust Agreement should be by resolution of the Board of Directors of the Managing General Partner of the Company, or by any person or persons authorized by resolution of such Board of Directors.

                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be signed and attested to by their duly authorized officers the day and year first above written.

SERVICEMASTER LIMITED PARTNERSHIP               GARY-WHEATON BANK, as
By SERVICEMASTER MANAGEMENT                     Trustee
   CORPORATION

By: ____________________                        By: _______________________

  Its: _________________                            Its: __________________